SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 21, 2006

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Nevada Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, announced that on June 21, 2006, it priced private offerings of additional amounts of $120 million of its 6.650% General and Refunding Mortgage Notes, Series N, due April 1, 2036 (the “Series N Notes”) and $75 million of its 6.50% General and Refunding Mortgage Notes, Series O, due May 15, 2018 (the “Series O Notes” and, together with the Series N Notes, the “Notes”). The Notes are expected to be delivered on or about June 26, 2006. Previously, the Company sold and issued $250 million of Series N Notes and $250 million of Series O Notes. Upon the consummation of the issuance of the Notes, the total amount of Series N Notes outstanding will be $370 million and the total amount of Series O Notes outstanding will be $325 million. The Notes will be secured by the lien of the Company’s General and Refunding Mortgage Indenture, which constitutes a lien on substantially all of the Company’s real property and tangible personal property located in the State of Nevada. A copy of the press release is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

The offerings were made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold by holders thereof without registration unless an exemption from such registration is available.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated June 21, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: June 22, 2006

By:  /s/    John E. Brown

John E. Brown

Corporate Controller

Nevada Power Company

(Registrant)

Date: June 22, 2006

By:  /s/    John E. Brown

John E. Brown

Controller